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Press Release
HP Inc. Reports Fiscal 2016 Full-Year and Fourth Quarter Results

PALO ALTO, CA – (Marketwired) – November 22, 2016 – HP (NYSE: HPQ)
●	Fiscal 2016 GAAP diluted net earnings per share from continuing operations of $1.53, above the previously provided outlook of $1.46 to $1.49 per share
●	Fiscal 2016 non-GAAP diluted net earnings per share of $1.60, within the previously provided outlook of $1.59 to $1.62 per share
●	Fiscal 2016 net revenue of $48.2 billion, down 6% (down 2% in constant currency) from the prior-year period
●	Fiscal 2016 net cash provided by operating activities of $3.2 billion
●	Fiscal 2016 returned $2.0 billion to shareholders in the form of share repurchases and dividends
●	Fourth quarter GAAP diluted net earnings per share from continuing operations of $0.30, above the previously provided outlook of $0.22 to $0.25 per share
●	Fourth quarter non-GAAP diluted net earnings per share of $0.36, within the previously provided outlook of $0.34 to $0.37 per share
●	Fourth quarter net revenue of $12.5 billion, up 2% (up 4% in constant currency) from the prior-year period
●	Fourth quarter net cash provided by operating activities of $0.7 billion
●	Fourth quarter returned $214 million to shareholders in the form of share repurchases and dividends

HP Inc.'s fiscal 2016 full-year and fourth quarter financial performance
	FY16	FY15	Y/Y	Q4 FY16	Q4 FY15	Y/Y
GAAP net revenue ($B)	$48.2	$51.5	(6)%	$12.5	$12.3	2%
GAAP operating margin from continuing operations	7.4%	7.6%	(0.2 pts)	5.3%	6.5%	(1.2 pts)
GAAP net earnings from continuing operations ($B)	$2.7	$3.7	(28)%	$0.5	$1.5	(66)%
GAAP diluted net earnings per share from continuing operations	$1.53	$2.02	(24)%	$0.30	$0.83	(64)%
Non-GAAP operating margin	7.9%	7.4%	0.5 pts	7.0%	6.6%	0.4 pts
Non-GAAP net earnings ($B)	$2.8	$2.7	4%	$0.6	$0.5	12%
Non-GAAP diluted net earnings per share	$1.60	$1.46	10%	$0.36	$0.30	20%
Net cash provided by operating activities ($B)(1)	$3.2	$6.5	(50)%	$0.7	$2.6	(73)%

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

(1)
The consolidated condensed statement of cash flows for the twelve months ended October 31, 2015 and the three months ended October 31, 2015 represents the combined cash flows of Hewlett-Packard Company prior to the separation of Hewlett Packard Enterprise Company (the “Separation”), as previously filed, and have not been adjusted to reflect the effect of the Separation.

Net revenue and EPS results
HP Inc. (“HP”) announced fiscal 2016 net revenue of $48.2 billion, down 6% (down 2% in constant currency) from the prior-year period.

Fiscal 2016 GAAP diluted net earnings per share (“EPS”) from continuing operations was $1.53, down from $2.02 in the prior-year period and above the previously provided outlook of $1.46 to $1.49. Fiscal 2016 non-GAAP diluted net EPS was $1.60, up from $1.46 in the prior-year period and within the previously provided outlook of $1.59 to $1.62. Fiscal 2016 non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $121 million, or $0.07 per share, related to restructuring and other charges, acquisition and other related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related charges/(credits) and net tax indemnification amounts.

Fourth quarter net revenue was $12.5 billion, up 2% (up 4% in constant currency) from the prior-year period.

Fourth quarter GAAP diluted net EPS from continuing operations was $0.30, down from $0.83 in the prior-year period and above the previously provided outlook of $0.22 to $0.25. Fourth quarter non-GAAP diluted net EPS was $0.36, up from $0.30 in the prior-year period and within the previously provided outlook of $0.34 to $0.37. Fourth quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $101 million, or $0.06 per share, related to defined benefit plan settlement charges, acquisition and other related charges, restructuring and other charges, non-operating retirement-related charges/(credits) and net tax indemnification amounts.

“We delivered on our full year financial commitments and executed well on our strategy to protect our core, drive growth and invest in our future all while taking cost out of the business” said Dion Weisler, President and CEO, HP Inc. “As we’ve proved quarter over quarter, we are confident in our abilities to execute and deliver, while making business decisions focused on the long-term success for the company."

Asset management
HP’s net cash provided by operating activities in the fourth quarter was $0.7 billion. Accounts receivable ended the quarter at $4.1 billion, unchanged quarter over quarter at 30 days. Inventory ended the quarter at $4.5 billion, up 2 days quarter over quarter to 39 days. Accounts payable ended the quarter at $11.1 billion, up 2 days quarter over quarter to 98 days.

HP’s dividend payment of $0.124 per share in the fourth quarter resulted in cash usage of $0.2 billion. HP also utilized $2 million of cash during the quarter to settle the repurchase of approximately 0.2 million shares of common stock in the open market. HP exited the quarter with $6.3 billion in gross cash, which includes cash and cash equivalents, short-term investments, and certain liquid long-term investments.

HP generated $3.2 billion in net cash provided by operating activities and $2.8 billion of free cash flow in fiscal 2016. Free cash flow includes net cash provided by operating activities and net investments in property, plant and equipment of $0.4 billion. HP utilized almost $1.2 billion of cash during fiscal 2016 to repurchase approximately 100 million shares of common stock in the open market. When combined with the almost $0.9 billion of cash used to pay dividends in fiscal 2016, HP returned 72% of its free cash flow to shareholders in fiscal 2016.

Fiscal 2016 fourth quarter segment results

•
Personal Systems net revenue was up 4% year over year (up 5% in constant currency) with a 4.3% operating margin. Commercial net revenue increased 3% and Consumer net revenue increased 7%. Total units were up 5% with Notebooks units up 9% and Desktops units up 1%.

•
Printing net revenue was down 8% year over year (down 6% in constant currency) with a 14.0% operating margin. Total hardware units were up 1% from the prior-year period, with Commercial hardware units up 10% and Consumer hardware units down 3%. Supplies net revenue was down 12% (down 10% in constant currency).

Outlook
For the fiscal 2017 first quarter, HP estimates GAAP diluted net EPS from continuing operations to be in the range of $0.33 to $0.36 and non-GAAP diluted net EPS to be in the range of $0.35 to $0.38. Fiscal 2017 first quarter non-

GAAP diluted net EPS estimates exclude $0.02 per diluted share, primarily related to items such as restructuring and other charges, defined benefit plan settlement charges/(credits), non-operating retirement-related charges/(credits), net tax indemnification amounts, net valuation allowances and separation taxes and adjustments, acquisition and other related charges and amortization of intangible assets.

For fiscal 2017, HP estimates GAAP diluted net EPS from continuing operations to be in the range of $1.47 to $1.57 and non-GAAP diluted net EPS to be in the range of $1.55 to $1.65. Fiscal 2017 non-GAAP diluted net EPS estimates exclude $0.08 per diluted share, primarily related to items such as restructuring and other charges, defined benefit plan settlement charges/(credits), non-operating retirement-related charges/(credits), net tax indemnification amounts, net valuation allowances and separation taxes and adjustments, acquisition and other related charges and amortization of intangible assets.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at www.hp.com/investor/home.

HP's FY16 Q4 earnings conference call is accessible via an audio webcast at www.hp.cominvestor/2016Q4Webcast.

About HP Inc.
HP Inc. creates technology that makes life better for everyone, everywhere. Through our portfolio of printers, PCs, mobile devices, solutions, and services, we engineer experiences that amaze. More information about HP Inc. (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, as well as non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, free cash flow and gross cash financial measures. HP also provides forecasts of non-GAAP diluted net earnings per share. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating profit, operating margin, net earnings from continuing operations, diluted net earnings per share from continuing operations, net cash provided by operating activities or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges; any statements of the plans, strategies and objectives of management for future operations, including the execution of the restructuring plans and any resulting cost savings, net revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and the delivery of HP’s services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, HP’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2016, April 30, 2016 and July 31, 2016, and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this release, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016. HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at www.hp.com/investor/home contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated and new information is posted.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2016	July 31, 2016	October 31, 2015
Net revenue	$12,512	$11,892	$12,266
Costs and expenses:
Cost of revenue	10,221	9,720	9,900
Research and development	318	298	282
Selling, general and administrative	1,082	719	1,212
Restructuring and other charges	49	36	41
Amortization of intangible assets	—	2	26
Defined benefit plan settlement charges	179	—	7
Total costs and expenses	11,849	10,775	11,468
Earnings from continuing operations	663	1,117	$798
Interest and other, net	347	(36)	$(99)
Earnings from continuing operations before taxes	1,010	1,081	$699
(Provision for) benefit from taxes	(497)	(238)	$816
Net earnings from continuing operations	513	843	$1,515
Net loss from discontinued operations	(21)	(60)	$(192)
Net earnings	$492	$783	$1,323

Net earnings (loss) per share:
Basic
Continuing operations	$0.30	$0.49	$0.84
Discontinued operations	(0.01)	(0.03)	(0.11)
Total basic net earnings per share	$0.29	$0.46	$0.73
Diluted
Continuing operations	$0.30	$0.49	$0.83
Discontinued operations	(0.02)	(0.04)	(0.10)
Total diluted net earnings per share	$0.28	$0.45	$0.73

Cash dividends declared per share	$—	$0.25	$—

Weighted-average shares used to compute net earnings per share:
Basic	1,712	1,711	1,802
Diluted	1,729	1,725	1,821

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Twelve months ended Oct 31,
	2016	2015
Net revenue	$48,238	$51,463
Costs and expenses:
Cost of revenue	39,240	41,524
Research and development	1,209	1,191
Selling, general and administrative	3,840	4,720
Restructuring and other charges	205	63
Amortization of intangible assets	16	102
Defined benefit plan settlement charges/(credits)	179	(57)
Total costs and expenses	44,689	47,543
Earnings from continuing operations	3,549	3,920
Interest and other, net	212	(388)
Earnings from continuing operations before taxes	3,761	3,532
(Provision for) benefit from taxes	(1,095)	186
Net earnings from continuing operations	2,666	3,718
Net (loss) earnings from discontinued operations	(170)	836
Net earnings	$2,496	$4,554

Net earnings (loss) per share:
Basic
Continuing operations	$1.54	$2.05
Discontinued operations	(0.10)	0.46
Total basic net earnings per share	$1.44	$2.51
Diluted
Continuing operations	$1.53	$2.02
Discontinued operations	(0.10)	0.46
Total diluted net earnings per share	$1.43	$2.48

Cash dividends declared per share	$0.50	$0.67

Weighted-average shares used to compute net earnings per share:
Basic	1,730	1,814
Diluted	1,743	1,836

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended October 31, 2016	Diluted net earnings per share	Three months ended July 31, 2016	Diluted net earnings per share	Three months ended October 31, 2015	Diluted net earnings per share
GAAP net earnings from continuing operations	$513	$0.30	$843	$0.49	$1,515	$0.83
Non-GAAP adjustments:
Restructuring and other charges	49	0.03	36	0.02	41	0.02
Acquisition and other related charges	7	—	—	—	—	—
Amortization of intangible assets	—	—	2	—	26	0.01
Non-operating retirement-related credits	(28)	(0.02)	(38)	(0.02)	(58)	(0.03)
Defined benefit plan settlement charges	179	0.10	—	—	7	—
Adjustments for taxes	329	0.20	12	0.01	9	—
Tax indemnification credits	(435)	(0.25)	(29)	(0.02)	—	—
Valuation allowances, net	—	—	—	—	(992)	(0.53)
Non-GAAP net earnings	$614	$0.36	$826	$0.48	$548	$0.30

GAAP earnings from continuing operations	$663		$1,117		$798
Non-GAAP adjustments:
Restructuring and other charges	49		36		41
Acquisition and other related charges	7		—		—
Amortization of intangible assets	—		2		26
Non-operating retirement-related credits	(28)		(38)		(58)
Defined benefit plan settlement charges	179		—		7
Non-GAAP earnings	$870		$1,117		$814

GAAP operating margin from continuing operations	5%		9%		7%
Non-GAAP adjustments	2%		—%		0%
Non-GAAP operating margin	7%		9%		7%

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended October 31, 2016	Diluted net earnings per share	Twelve months ended October 31, 2015	Diluted net earnings per share
GAAP net earnings from continuing operations	$2,666	$1.53	$3,718	$2.02
Non-GAAP adjustments:
Restructuring and other charges	205	0.12	63	0.03
Acquisition-related charges	7	—	1	—
Amortization of intangible assets	16	0.01	102	0.06
Non-operating retirement-related credits	(146)	(0.08)	(232)	(0.13)
Defined benefit plan settlement charges/(credits)	179	0.10	(57)	(0.03)
Adjustments for taxes	332	0.19	76	0.04
Valuation allowance, net	—	—	(992)	(0.53)
Tax indemnification credits	(472)	(0.27)	—	—
Non-GAAP net earnings	$2,787	$1.60	$2,679	$1.46

GAAP earnings from continuing operations	$3,549		$3,920
Non-GAAP adjustments:
Restructuring and other charges	205		63
Acquisition-related charges	7		1
Amortization of intangible assets	16		102
Non-operating retirement-related credits	(146)		(232)
Defined benefit plan settlement charges/(credits)	179		(57)
Non-GAAP earnings	$3,810		$3,797

GAAP operating margin from continuing operations	7%		8%
Non-GAAP adjustments	1%		(1)%
Non-GAAP operating margin	8%		7%

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	October 31, 2016	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$6,288	$7,584
Accounts receivable	4,114	4,825
Inventory	4,484	4,288
Other current assets	3,582	4,498
Current assets of discontinued operations	—	30,592
Total current assets	18,468	51,787
Property, plant and equipment	1,736	1,492
Goodwill	5,622	5,680
Other non-current assets	3,184	1,592
Non-current assets of discontinued operations	—	46,331
Total assets	$29,010	$106,882

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable and short-term borrowings	$78	$2,194
Accounts payable	11,103	10,194
Employee compensation and benefits	759	747
Taxes on earnings	231	243
Deferred revenue	919	1,051
Other accrued liabilities	5,718	6,241
Current liabilities of discontinued operations	—	21,521
Total current liabilities	18,808	42,191
Long-term debt	6,758	6,677
Other non-current liabilities	7,333	7,414
Non-current liabilities of discontinued operations	—	22,449
Stockholders' equity:
HP stockholders' (deficit) equity	(3,889)	27,768
Non-controlling interests of discontinued operations	—	383
Total stockholders' (deficit) equity	(3,889)	28,151
Total liabilities and stockholders' equity	$29,010	$106,882

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended October 31,
	2016	2015(a)
Cash flows from operating activities:
Net earnings	$492	$1,323
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	83	1,007
Stock-based compensation expense	42	234
Provision for doubtful accounts	28	33
Provision for inventory	19	78
Restructuring and other charges	49	591
Deferred taxes on earnings	(577)	(1,598)
Excess tax benefit from stock-based compensation	(2)	(21)
Other, net	210	355
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(163)	(627)
Financing receivables	—	(257)
Inventory	(542)	137
Accounts payable	690	389
Taxes on earnings	983	938
Restructuring and other	(43)	(237)
Other assets and liabilities	(571)	264
Net cash provided by operating activities	698	2,609
Cash flows from investing activities:
Investment in property, plant and equipment	(146)	(961)
Proceeds from sale of property, plant and equipment	6	114
Purchases of available-for-sale securities and other investments	(4)	(79)
Maturities and sales of available-for-sale securities and other investments	—	56
Payments made in connection with business acquisitions, net of cash acquired	(7)	(27)
Proceeds from business divestitures, net	315	90
Net cash provided by (used in) investing activities	164	(807)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	25	(2,559)
Proceeds from debt, net of issuance costs	—	14,765
Payment of debt	(30)	(13,225)
Settlement of cash flow hedge	—	28
Issuance of common stock under employee stock plans	7	68
Repurchase of common stock	(2)	(301)
Excess tax benefit from stock-based compensation	2	21
Cash dividends paid	(212)	(337)
Net cash used in financing activities	(210)	(1,540)
Net increase in cash and cash equivalents	652	262
Cash and cash equivalents at beginning of period	5,636	17,171
Cash and cash equivalents at end of period	$6,288	$17,433

(a)
The consolidated condensed statement of cash flows for the three months ended October 31, 2015 represents the combined cash flows of HP prior to separation, as previously filed, and has not been adjusted to reflect the effect of the separation of Hewlett Packard Enterprise Company.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Twelve months ended October 31,
	2016	2015(a)
Cash flows from operating activities:
Net earnings	$2,496	$4,554
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	332	4,061
Stock-based compensation expense	182	709
Provision for doubtful accounts	65	71
Provision for inventory	95	305
Restructuring and other charges	200	1,017
Deferred taxes on earnings	401	(700)
Excess tax benefit from stock-based compensation	(6)	(145)
Other, net	(198)	1,031
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	565	572
Financing receivables	—	(65)
Inventory	(291)	(330)
Accounts payable	928	31
Taxes on earnings	106	(137)
Restructuring and other	(157)	(1,243)
Other assets and liabilities	(1,488)	(3,241)
Net cash provided by operating activities	3,230	6,490
Cash flows from investing activities:
Investment in property, plant and equipment	(433)	(3,603)
Proceeds from sale of property, plant and equipment	6	424
Purchases of available-for-sale securities and other investments	(126)	(259)
Maturities and sales of available-for-sale securities and other investments	133	302
Payments made in connection with business acquisitions, net of cash acquired	(7)	(2,644)
Proceeds from business divestitures, net	475	246
Net cash provided by (used in) investing activities	48	(5,534)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	97	74
Proceeds from debt, net of issuance costs	4	20,758
Payment of debt	(2,188)	(15,867)
Settlement of cash flow hedge	4	(4)
Net transfer of cash and cash equivalents to Hewlett Packard Enterprise Company	(10,375)	—
Issuance of common stock under employee stock plans	48	371
Repurchase of common stock	(1,161)	(2,883)
Excess tax benefit from stock-based compensation	6	145
Cash dividends paid	(858)	(1,250)
Net cash (used in) provided by financing activities	(14,423)	1,344
Net (decrease) increase in cash and cash equivalents	(11,145)	2,300
Cash and cash equivalents at beginning of period(a)	17,433	15,133
Cash and cash equivalents at end of period	$6,288	$17,433

(a)
The consolidated condensed statement of cash flows for the twelve months ended October 31, 2015 represents the combined cash flows of HP prior to separation, as previously filed, and has not been adjusted to reflect the effect of the separation of Hewlett Packard Enterprise Company.

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	October 31, 2016	July 31, 2016	October 31, 2015
Net revenue:
Personal Systems	$8,018	$7,512	$7,694
Printing	4,558	4,423	4,965
Corporate Investments	1	—	4
Total segments	12,577	11,935	12,663
Intersegment net revenue eliminations and other	(65)	(43)	(397)
Total net revenue	$12,512	$11,892	$12,266

Earnings from continuing operations before taxes:(a)
Personal Systems	$346	$333	$281
Printing	637	903	837
Corporate Investments	(32)	(35)	(11)
Total segment earnings from operations	951	1,201	1,107
Corporate costs and eliminations	(39)	(45)	(249)
Stock-based compensation expense	(42)	(39)	(44)
Acquisition and other related charges	(7)	—	—
Restructuring and other charges	(49)	(36)	(41)
Amortization of intangible assets	—	(2)	(26)
Non-operating retirement-related credits(a)	28	38	58
Defined benefit plan settlement credits	(179)	—	(7)
Interest and other, net	347	(36)	(99)
Total earnings from continuing operations before taxes	$1,010	$1,081	$699

(a)
Effective at the beginning of its first quarter of fiscal 2016, HP implemented a reporting change to provide better transparency to its segment operating results. This reporting change resulted in the exclusion of certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors related to its defined benefit pension and post-retirement benefit plans from its segment operating results (“Non-operating retirement-related credits/(charges)”). This change also resulted in the exclusion of certain plan curtailments, settlements and special termination benefits related to its defined benefit pension and post-retirement benefit plans from HP’s segment operating results. Segment operating results will continue to include service costs and amortization of prior service costs associated with HP’s defined benefit pension and post-retirement benefit plans. The reporting change had an immaterial impact to previously reported segment net revenue and earnings from operations. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,
	2016	2015
Net revenue:
Personal Systems	$29,987	$31,520
Printing	18,260	21,232
Corporate Investments	7	20
Total segments	48,254	52,772
Intersegment net revenue eliminations and other	(16)	(1,309)
Total net revenue	$48,238	$51,463

Earnings from continuing operations before taxes:(a)
Personal Systems	$1,150	$1,022
Printing	3,128	3,765
Corporate Investments	(98)	(43)
Total segment earnings from operations	4,180	4,744
Corporate costs and eliminations	(188)	(735)
Stock-based compensation expense	(182)	(212)
Acquisition and other related charges	(7)	(1)
Restructuring and other charges	(205)	(63)
Amortization of intangible assets	(16)	(102)
Non-operating retirement-related credits(a)	146	232
Defined benefit plan settlement (charges)/credits	(179)	57
Interest and other, net	212	(388)
Total earnings from continuing operations before taxes	$3,761	$3,532

(a)
Effective at the beginning of its first quarter of fiscal 2016, HP implemented a reporting change to provide better transparency to its segment operating results. This reporting change resulted in the exclusion of certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors related to its defined benefit pension and post-retirement benefit plans from its segment operating results (“Non-operating retirement-related credits/(charges)”). This change also resulted in the exclusion of certain plan curtailments, settlements and special termination benefits related to its defined benefit pension and post-retirement benefit plans from HP’s segment operating results. Segment operating results will continue to include service costs and amortization of prior service costs associated with HP’s defined benefit pension and post-retirement benefit plans. The reporting change had an immaterial impact to previously reported segment net revenue and earnings from operations. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	October 31, 2016	July 31, 2016	October 31, 2015	Q/Q	Y/Y
Net revenue:
Personal Systems
Notebooks	$4,636	$4,303	$4,384	8%	6%
Desktops	2,572	2,455	2,530	5%	2%
Workstations	489	476	472	3%	4%
Other	321	278	308	15%	4%
Total Personal Systems	8,018	7,512	7,694	7%	4%
Printing
Supplies	2,835	2,840	3,239	(0.2)%	(12)%
Commercial Hardware	1,395	1,290	1,366	8%	2%
Consumer Hardware	328	293	360	12%	(9)%
Total Printing	4,558	4,423	4,965	3%	(8)%
Corporate Investments	1	—	4	100%	(75)%
Total segments	12,577	11,935	12,663	5%	(1)%
Intersegment net revenue eliminations and other(a)	(65)	(43)	(397)	NM	NM
Total net revenue	$12,512	$11,892	$12,266	5%	2%

(a)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,		Change (%)
	2016	2015	Y/Y
Net revenue:
Personal Systems
Notebooks	$16,982	$17,271	(2)%
Desktops	9,956	10,941	(9)%
Workstations	1,870	2,018	(7)%
Other	1,179	1,290	(9)%
Total Personal Systems	29,987	31,520	(5)%
Printing
Supplies	11,875	13,979	(15)%
Commercial Hardware	5,131	5,466	(6)%
Consumer Hardware	1,254	1,787	(30)%
Total Printing	18,260	21,232	(14)%
Corporate Investments	7	20	(65)%
Total segments	48,254	52,772	(9)%
Intersegment net revenue eliminations and other(a)	(16)	(1,309)	NM
Total net revenue	$48,238	$51,463	(6)%

(a)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended			Change in Operating Margin (pts)
	October 31, 2016	July 31, 2016	October 31, 2015	Q/Q	Y/Y
Segment operating margin:(a)
Personal Systems	4.3%	4.4%	3.7%	(0.1) pts	0.6 pts
Printing	14.0%	20.4%	16.9%	(6.4) pts	(2.9) pts
Corporate Investments(b)	NM	NM	NM	NM	NM
Total segments	7.6%	10.1%	8.7%	(2.5) pts	(1.1) pts

(a)
Effective at the beginning of its first quarter of fiscal 2016, HP implemented a reporting change to provide better transparency to its segment operating results. This reporting change resulted in the exclusion of certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors related to its defined benefit pension and post-retirement benefit plans from its segment operating results (“Non-operating retirement-related credits/(charges)”). This change also resulted in the exclusion of certain plan curtailments, settlements and special termination benefits related to its defined benefit pension and post-retirement benefit plans from HP’s segment operating results. Segment operating results will continue to include service costs and amortization of prior service costs associated with HP’s defined benefit pension and post-retirement benefit plans. The reporting change had an immaterial impact to previously reported segment net revenue and earnings from operations. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2016	July 31, 2016	October 31, 2015
Numerator:
GAAP net earnings from continuing operations	$513	$843	$1,515
Non-GAAP net earnings	$614	$826	$548

Denominator:
Weighted-average shares outstanding during the reporting period	1,712	1,711	1,802
Dilutive effect of employee stock plans(a)	17	14	19
Weighted-average shares used to compute diluted net earnings per share	1,729	1,725	1,821

GAAP diluted net earnings per share from continuing operations	$0.30	$0.49	$0.83
Non-GAAP diluted net earnings per share	$0.36	$0.48	$0.30

(a)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended October 31,
	2016	2015
Numerator:
GAAP net earnings from continuing operations	$2,666	$3,718
Non-GAAP net earnings	$2,787	$2,679

Denominator:
Weighted-average shares outstanding during the reporting period	1,730	1,814
Dilutive effect of employee stock plans(a)	13	22
Weighted-average shares used to compute diluted net earnings per share	1,743	1,836

GAAP diluted net earnings per share from continuing operations	$1.53	$2.02
Non-GAAP diluted net earnings per share	$1.60	$1.46

(a)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, free cash flow and gross cash. HP also provides forecasts of non-GAAP diluted net earnings per share.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, the amortization of intangible assets, non-operating retirement-related charges/(credits) and net tax indemnification amounts. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings from continuing operations or diluted net earnings per share from continuing operations excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item and other tax benefits or charges as a consequence of the Separation. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above from these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•
Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee termination costs and benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges include non-recurring costs that are distinct from ongoing operational costs. HP excludes these restructuring and other costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s operating performance in other periods.

•
HP incurs cost related to its acquisitions, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Because non-cash or non-capitalized acquisition and other related charges are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions, HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's past operating performance.

•
HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings from operations, operating margin, net earnings from continuing operations and diluted net earnings per share from continuing operations. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
Non-operating retirement-related charges/(credits) includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors associated with our defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related charges/(credits) also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and provides better transparency into the segment operating results.

•
As part of the Separation, HP evaluates all tax uncertain positions to determine the net indemnification amounts under the Tax Matters Agreement with Hewlett Packard Enterprise Company and records the adjustments as tax indemnification amounts. HP excludes these adjustments for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
HP incurred defined plan benefit settlement charges relating to U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. HP excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
As part of the Separation, HP recorded several Separation-related items including: the reversal of a previously recorded valuation allowance, the write-off of specific deferred taxes providing no continued benefit to HP and the entry of certain Separation-related deferred tax expense.  HP believes that eliminating these amounts for purposes of calculating non-GAAP net earnings facilitates a more meaningful comparison of HP’s net earnings to other periods, as HP’s management does not believe that the excluded items are reflective of ongoing operating results.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. Free cash flow is defined as net cash provided by operating activities adjusted for investments in property, plant and equipment and proceeds from the sale of property, plant and equipment. HP's management uses gross cash and free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses gross cash and free cash flow to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes the effect of investments in property, plant and equipment and proceeds from the sale of property, plant and equipment that are not reflected in GAAP net cash provided by operating activities, HP believes that free cash flow provides a more accurate and complete assessment of HP's liquidity and capital resources.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•
Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•
Items such as restructuring and other charges, non-operating retirement-related charges/(credits), net tax indemnification amounts, defined benefit plan settlement charges/(credits), net valuation allowance, acquisition and other related charges, separation taxes and adjustments that are excluded from non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure and cash flows.

•	HP may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, free cash flow and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

© Copyright 2016 HP Development Company, L.P. The information contained herein is subject to change without notice. The only warranties for HP Inc. products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP Inc. shall not be liable for technical or editorial errors or omissions contained herein.